Exhibit 99.1
FOR IMMEDIATE RELEASE
Innuity, Inc. Reports Third Quarter 2006 Financial Results
Revenue Increases 15% Related to Strong Commerce Division Growth
REDMOND, Wash. (November 6, 2006) – Innuity, Inc. (INNU.OB), a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver affordable solutions to small business, today announced its financial results for the third quarter of 2006.
Consolidated revenues for the third quarter of 2006 increased 15% to $5.4 million from $4.7 million reported during the same quarter of 2005. Contributing to this revenue increase was significant growth in Innuity’s In-Store Systems business line, which is part of the company’s Commerce division.
Innuity’s loss from operations improved to $1.6 million for the third quarter of 2006 as compared to a $2.3 million loss from operations during the same quarter of 2005. The company’s net loss for the third quarter of 2006 was $1.7 million, or $0.08 per share, compared to a net loss of $2.4 million, or $0.22 per share, for the third quarter of 2005. The net loss for the third quarter of 2006 before non-cash items was $525,000, an improvement of $200,000, from a $725,000 net loss before non-cash items during the second quarter of 2006.
Consolidated revenues were $16.0 million for the nine months ended September 30, 2006, compared to consolidated revenues of $7.8 million for the nine months ended September 30, 2005, an increase of 140%. The company’s loss from operations improved to $6.2 million for the nine months ended September 30, 2006, compared to a loss from operations of $7.0 million for the same nine months in 2005. The company’s net loss for the nine months ended September 30, 2006, was $6.7 million compared to a net loss of $7.1 million for the same nine months in 2005.
“By combining the exciting growth prospects of our existing offerings with a well-executed acquisition strategy, we believe Innuity can continue its momentum as we progress into the fourth quarter. We feel our business strategy will allow us to continue to provide our small business customers with a more efficient and valuable means of doing business,” said John Wall, chairman and chief executive officer of Innuity. “We plan to continue to offer the growing numbers of small business owners on-demand services that will enhance their results and believe these efforts will equate into building a sound infrastructure to support and facilitate Innuity’s future growth.”
Mr. Wall continued, “During the past several months we have worked diligently to strengthen the company’s financial position, and we have steadily improved our net loss. We believe Innuity has a winning strategy that will enable us to capitalize on our operating efficiencies and continue to make significant financial improvements, all of which will combine to benefit our customers and shareholders.”
About Innuity
Headquartered in Redmond, WA, Innuity is a Software as a Service (SaaS) company that designs, acquires and integrates applications to deliver solutions for small business. The company’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and ensures minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.
Forward-Looking Statements
This release contains information about our management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors. For example, to expand our Internet technology solutions offerings, we may need to license or acquire other technologies or businesses. Our business depends in part on our ability to provide an increasing selection of value-added Internet technology applications and solutions, many of which we do not currently possess but plan to develop internally or to provide or obtain through agreements with third parties, and our business will be harmed if we are unable to develop or offer additional Internet technology applications and solutions in a timely and cost-effective manner. We may find that it is difficult to identify or conclude such acquisitions on favorable terms, or to integrate future technology or business acquisitions, which could limit our growth, disrupt our business and adversely affect our operating results. In addition, if we are unable to expand or appropriately enhance or modify our Internet technology solutions offerings quickly and efficiently, our business and operating results will be adversely affected. Other factors that may cause actual results to differ from historical results or those indicated include, but are not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the Internet as a business tool for small businesses, , and those included in our annual report on Form 10-KSB, as well as other documents we periodically file with the Securities and Exchange Commission.
Non-GAAP Financial Information
To supplement Innuity’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Innuity uses net loss before non-cash items which is a non-GAAP measure of financial performance. Net loss before non-cash items is calculated by reducing net losses computed in accordance with GAAP for non-cash expenses (depreciation and amortization, share-based payments, expensing of prepaid royalties, accretion of debt discount and provisions for bad debts). This measure, among other things, is one of the primary metrics by which Innuity evaluates the performance of its business and believes this measure is useful to investors because it represents Innuity’s cash used in operations without adjusting for changes in assets and liabilities.
Innuity’s management believes that investors should have access to, and Innuity is obligated to provide, the same set of tools that management uses in analyzing the company’s results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Non-GAAP terms, as defined by Innuity, may not be comparable to similarly titled measures used by other companies. A reconciliation of Innuity’s GAAP net losses to net losses before non-cash items for the nine months ended September 30, 2006, and for each three-month periods in the nine months then ended is included with the financial statement tables.

Media contact:
Bob Silver
MWW Group
206-689-8505 (office)
206-355-2993 (cell)
bsilver@mww.com
IR contact:
Jordan Silverstein
The Investor Relations Group
212-825-3120 (office)
jsilverstein@investorrelationsgroup.com
Company contact:
Shivonne Byrne
Innuity, Inc.
425-968-0306 (office)
shivonne@innuity.com

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$260,955	$696,997
Settlement deposits	436,138	529,900
Settlement receivable, net	205,695	254,499
Trade accounts receivable, net	1,132,818	1,848,819
Inventories, net of allowance for obsolete inventory	676,883	522,600
Prepaid royalty	—	1,247,246
Other current assets	222,907	209,813

Total Current Assets	2,935,396	5,309,874

Property and equipment, net	639,485	347,724
Intangible assets, net	1,641,763	2,370,714
Goodwill	1,833,220	1,833,220

Total Assets	$7,049,864	$9,861,532

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Trade accounts payable	$2,176,928	$1,595,272
Accrued salaries and wages	548,079	406,036
Merchant settlement payable	557,682	774,975
Accrued liabilities	1,401,334	777,190
Deferred revenues	1,633,510	1,575,442
Line of credit	599,515	489,515
Related party notes payable, current portion, net of discount of $2,700 and $2,700, respectively	658,106	658,106
Long-term debt, current portion	1,200,000	1,215,000
Capital lease obligations, current portion	130,729	36,420

Total Current Liabilities	8,905,883	7,527,956

Long-Term Liabilities
Related party notes payable, net of discount of $290,561 and $22,944, respectively	354,800	1,470,867
Long-term debt, net of discount of $0 and $254,087, respectively	—	3,397,563
Capital lease obligations	205,501	52,102

Total Long-Term Liabilities	560,301	4,920,532

Total Liabilities	9,466,184	12,448,488

Stockholders’ Deficit	(2,416,320)	(2,586,956)

Total Liabilities and Stockholders’ Deficit	$7,049,864	$9,861,532

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

Revenues
Product sales	$2,111,811	$1,857,385	$6,368,229	$2,100,457
Services	3,336,763	2,865,475	9,595,902	5,669,782

Total revenues	5,448,574	4,722,860	15,964,131	7,770,239

Operating expenses
Cost of product sales	1,618,566	1,307,771	4,833,039	1,466,432
Cost of services	1,808,884	1,532,413	5,366,951	2,443,701
General and administrative	1,463,318	2,075,708	4,930,355	5,976,945
Selling and marketing	1,172,029	1,130,164	4,061,682	2,419,213
Research and development	318,239	317,359	1,020,869	916,715
Royalty expense	415,749	415,748	1,247,246	1,247,245
Amortization expense	229,095	216,480	728,950	261,944

Loss from operations	(1,577,306)	(2,272,783)	(6,224,961)	(6,961,956)

Other income (expense)

Interest expense	(91,706)	(81,509)	(499,574)	(144,796)
Other income	682	2,057	70,391	2,707

Total other expense	(91,024)	(79,452)	(429,183)	(142,089)

Net Loss	$(1,668,330)	$(2,352,235)	$(6,654,144)	$(7,104,045)

Basic and Diluted Loss Per Common Share	$(0.08)	$(0.22)	$(0.35)	$(0.94)

Basic and Diluted Weighted-Average Common Shares Outstanding	20,062,534	10,487,203	19,262,108	7,575,271

Innuity, Inc.
Reconciliation from Net Loss to Net Loss Before Non-Cash Items

				Nine
				Months
	Three Months Ended			Ended
	Mar-06	Jun-06	Sep-06	Sep-06
Net loss	$(2,456,357)	$(2,529,457)	$(1,668,330)	$(6,654,144)

Add back non-cash expenses included in net loss:

Depreciation and amortization	307,669	307,889	306,263	921,821
Accretion of discount on notes payable	254,764	22,487	41,452	318,703
Share-based payment expense	380,743	814,794	366,104	1,561,641
Expensing of prepaid royalties	415,748	415,749	415,749	1,247,246
Provision for bad debts	3,000	243,963	13,819	260,782

Net loss before non-cash items	$(1,094,433)	$(724,575)	$(524,943)	$(2,343,951)

###